Exhibit 99.2

LAREDO PETROLEUM HOLDINGS, INC. TO PRESENT AT UPCOMING CONFERENCES

TULSA, OK — March 20, 2012 —Randy A. Foutch, Chairman and Chief Executive Officer of Laredo Petroleum Holdings, Inc. (“Laredo” or “the Company”) (NYSE: LPI), will present at both Howard Weil’s upcoming Annual Energy Conference in New Orleans, Louisiana, and the Independent Petroleum Association of America’s (“IPAA”) Oil and Gas Investment Symposium (“OGIS”) in New York.

Mr. Foutch will present at the Howard Weil Annual Energy Conference on Tuesday, March 27 at 3:55 p.m. Central Time at the Roosevelt New Orleans. This presentation will not be webcast and is open to registrants of the Howard Weil Annual Energy Conference. However, the Company will make its presentation available to the public on its website, www.laredopetro.com.

Additionally, Mr. Foutch will present at the IPAA OGIS conference at the Sheraton New York Hotel and Towers on Tuesday, April 17 at 9:35 a.m. Eastern Time. A webcast of the presentation will be accessible via Laredo’s website.

Laredo Petroleum Holdings, Inc. is an independent oil and natural gas company with headquarters in Tulsa, Oklahoma. Laredo’s business strategy is focused on the exploration, development and acquisition of oil and natural gas properties in the Permian and Mid-Continent regions of the United States.

For more information contact Joan Dunlap, Investor Relations, at (918) 513-4570 or jdunlap@laredopetro.com. For additional information about Laredo, please visit our website at www.laredopetro.com.